Exhibit 99.1

May 15, 2024

To: British Columbia Securities Commission

 Alberta Securities Commission

 Ontario Securities Commission

RE: SPHERE 3D CORP. - ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS HELD ON MAY 15, 2024 VOTING RESULTS

This report on the voting results of our Annual and Special Meeting of Shareholders held on May 15, 2024 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of April 5, 2024.

1. Board Size

On a vote taken regarding board size, it was declared that the shareholders approved setting the number of directors at four.  Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
5,747,370	88.219	767,537	11.781

2. Election of Directors

On a vote taken regarding the election of directors, it was declared that the shareholders elected the following nominees as directors of Sphere 3D Corp. for the ensuing year or until their successors are duly elected or appointed. Voting results are as follows:

Nominees	Votes For	% For	Votes Withheld	% Withheld
Timothy Hanley	2,417,636	92.410	198,575	7.590
Susan Harnett	2,179,804	83.319	436,407	16.681
Duncan J. McEwan	2,189,214	83.679	426,997	16.321
Patricia Trompeter	2,396,491	91.602	219,719	8.398

3. Ratification of Auditors

On a vote taken regarding the auditors, it was declared that the shareholders approved the ratification of the selection of MaloneBailey LLP as auditors of Sphere 3D Corp. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
6,102,083	93.663	412,824	6.337

4. Approval of the Second Amended and Restated 2015 Performance Incentive Plan

On a vote taken regarding the 2015 Performance Incentive Plan, it was declared that the shareholders approved the Second Amended and Restated 2015 Performance Incentive Plan.  Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
1,962,131	74.999	654,079	25.001

5. Approval of Say-On-Pay Proposal

On a vote taken regarding Say-On-Pay, it was declared that the shareholders approved, on an advisory basis, the compensation of our named executive officers. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
2,202,301	84.179	413,910	15.821

No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

/s/ Jason Meretsky
_________________________________

Jason Meretsky

Secretary of the Meeting